EXHIBIT #12.1

NORSKE SKOG CANADA LIMITED
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS OF DOLLARS, EXCEPT RATIOS)

Computation Under Canadian GAAP
-------------------------------


                                                                                                        Six Months    Twelve Months
                                                                 Years Ended June 30,                     ended          ended
                                                                 --------------------                   December 31,   December 31,
                                                 1996        1997        1998       1999       2000        2000            2001
                                                ------      ------      ------     ------     ------    -----------   -------------
Earnings (loss) from continuing operations
before income taxes                             $170.5     $(11.3)     $(146.0)     $28.7      $135.0      $132.3          $40.4

Fixed charges                                     16.2       14.8          1.7        1.7           -           -           34.1
                                                ------     ------      -------      -----                                  -----

Earnings (loss) from continuing operations
before income taxes and fixed charges           $186.7     $  3.5      $(144.3)     $30.4      $135.0      $132.3          $74.5
                                                ======     ======      =======      =====      ======      ======          =====

Fixed Charges:
     Interest incurred                          $ 16.0     $ 14.7      $   1.7      $ 1.7      $    -      $    -          $32.4
     Amortization of debt costs                    0.2        0.1            -          -           -           -            1.7
                                                ------     ------      -------      -----      ------      ------          -----

Total fixed charges                             $ 16.2     $ 14.8      $   1.7      $ 1.7      $    -      $    -          $34.1
                                                ======     ======      =======      =====      ======      ======          =====

Ratio of earnings to fixed charges                11.5X       0.2X          (a)      17.9X         (b)         (b)           2.2X
                                                ======     ======      =======      =====      ======      ======          =====

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Computation Under U.S. GAAP
---------------------------


                                                                                                       Six Months     Twelve Months
                                                              Years Ended June 30,                        ended           ended
                                                              --------------------                     December 31,    December 31,
                                              1996        1997        1998         1999       2000        2000             2002
                                             ------      ------      ------       ------     ------    -----------    -------------
Earnings (loss) from continuing operations
before income taxes                          $170.5     $(11.3)     $(146.0)       $47.5      $126.1      $123.2           $(21.5)

Fixed charges                                  16.2       14.8          1.7          1.7           -           -             34.1
                                             ------     ------      -------        -----      ------      ------           ------

Earnings (loss) from continuing operations
before income taxes and fixed charges        $186.7     $  3.5      $(144.3)       $49.2      $126.1      $123.2           $ 12.6
                                             ======     ======      =======        =====      ======      ======           ======


Fixed charges:
     Interest incurred                       $ 16.0     $ 14.7      $   1.7        $ 1.7      $    -      $    -           $ 32.4
     Amortization of debt costs                 0.2        0.1          1.7          1.7           -           -              1.7
                                             ------     ------      -------        -----      ------      ------           ------

Total fixed charges                          $ 16.2     $ 14.8      $     -        $   -      $    -      $    -           $ 34.1
                                             ======     ======      =======        =====      ======      ======           ======

Ratio of earnings to fixed charges             11.5X       0.2X          (a)        28.9X         (b)         (b)             0.4X
                                             ======     ======      =======        =====      ======      ======           ======


(a) For the year ended June 30, 1998, earnings were insufficient to cover fixed charges by $146.0 million.

(b) No ratio was calculated for the 12 months ended June 30, 2000, for the six months ended December 31, 2000 and for the nine months ended September 30, 2000 as the Company did not have indebtedness during this period.